Exhibit 10.8

LOAN NUMBER	LOAN NAME	ACCT NUMBER	NOTE DATE	INITIALS
811006538	NOVA BIOFUELS SENECA LLC	N3188350	01/09/07	EJS

NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$2,520,000.00	Not Applicable	8.25% Creditor Use Only	01/09/10	Commercial

PROMISSORY NOTE
(Commercial - Single Advance)

DATE AND PARTIES.  The date of this Promissory Note (Note) is January 9, 2007.  The parties and their addresses are:

LENDER:

CENTRUE BANK
201 E. Main St.
Streator, Illinois 61364
Telephone:  (815) 673-3333

BORROWER:

NOVA BIOFUELS SENECA LLC
a Delaware Limited Liability Company
2777 ALLEN PARKWAY SUITE 860
HOUSTON, Texas 77019

1.                                      DEFINITIONS.  As used in this Note, the terms have the following meanings:

A.                                    Pronouns.  The pronouns “I”, “me,” and “my” refer to each Borrower signing this Note, individually and together.  “You” and “Your” refer to the Lender.

B.                                    Note.  Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C.                                    Loan.  Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D.                                    Loan Documents.  Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E.                                      Property.  Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

F.                                      Percent.  Rates and rate change limitations are expressed as annualized percentages.

2.                                      PROMISE TO PAY.  For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $2,520,000.00 (Principal) plus interest from January 9, 2007 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

3.                                      INTEREST.  Interest will accrue on the unpaid Principal balance of this Note at the rate of 8.25 percent (Interest Rate).

A.                                    Post-Maturity Interest.  After maturity or acceleration, interest will accrue at 12.500 per cent until paid in full.

INTEREST AFTER DEFAULT.

If I am in default under the terms of this Loan, including for failure to pay in full at maturity, you may without notice to me increase the Interest Rate otherwise payable as described in this section.  In such event, interest will accrue on the unpaid Principal balance of this Note at 12.500 percent until paid in full.

B.                                    Maximum Interest Amount.  Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of interest allowed by state or federal law, whichever is greater.  Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance.  Any remainder will be refunded to me.

C.                                    Statutory Authority.  The amount assessed or collected on this Note is authorized by the Illinois usury laws under 815 ILCS 205.

D.                                    Accrual.  Interest accrues using an Actual/360 days counting method.

4.                                      ADDITIONAL CHARGES.  As additional consideration, I agree to pay, or have paid, these additional fees and charges.

A.                                    Nonrefundable Fees and Charges.  The following fees are earned when collected and will not be refunded if I prepay this Note before the scheduled maturity date.

Document Preparation.  A(n) Document Preparation fee of $12,600.00 payable from separate funds on or before today’s date.

5.                                      REMEDIAL CHARGES.  In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment.  Additional remedial charges may be described elsewhere in this Note.

A.                                    Late Charge.  If a payment is more than 10 days late, I will be charged 5.000 percent of the Unpaid Portion of Payment or $10.00, whichever is greater.  However, this charge will not be greater than $999.98.  I will pay this late charge promptly but only once for each late payment.

6.                                      GOVERNING AGREEMENT.  This Note is further governed by the Commercial Loan Agreement executed between you and me as a part of this Loan, as modified, amended or supplemented.  The Commercial Loan Agreement states the terms and conditions of this Note, including the terms and conditions under which the maturity of this Note may be accelerated.  When I sign this Note, I represent to you that I have reviewed and am in compliance with the term contained in the Commercial Loan Agreement.

7.                                      PAYMENT.  I agree to pay this Note as follows:  I agree to pay this note in 36 payments.  I will make 18 payments of accrued interest only beginning on February 9, 2007 and continuing on the the same day of each month thereafter.  I will make 17 payments of principal and accrued interest in the amount of $21,661.52 beginning on August 9, 2008 and continuing on the same day of each month thereafter.  These payments are amortized over 240 months.  The entire balance of unpaid principal and accrued interest will be due on January 9, 2010.

Payments will be rounded to the nearest $.01.  With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf.  Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest.  If you and I agree to a different application of payments, we will describe our agreement on this Note.  You may change how payments are applied in your sole discretion without notice to me.  The actual amount of my final payment will depend on my payment record.

8.                                      PREPAYMENT.  I may prepay thus Loan in full or in part at any time.  Any partial prepayment will not excuse any later scheduled payments until I pay in full.

9.                                      LOAN PURPOSE.  The purpose of this Loan is to purchase 54 acres of commercial real estate.

10.                               ADDITIONAL TERMS.

BORROWER NOT AN ACCOMODATION PARTY.

I agree that I am individually and primarily and (if anyone else has signed this Note) jointly liable for payment of the indebtedness evidenced by this Note.  I have not signed this Note as an accommodation party, surety or guarantor, and I expressly waive (i) any rights I may have under UCC Section 3-605 (810 ILCS 5/3-605) to a discharge of my obligation to pay this Note and (ii)

any defenses available to an accommodation party, surety or guarantor, including but not limited to impairment of collateral.

GOVERNING LAW - JURY WAIVER - JURISDICTION - VENUE.

I agree that this Note is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Illinois and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state.  I HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS OR ARISING OUT OF OR IN ANY WAY RELATED TO ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.  I CONSENT AND SUBMIT TO THE JURISDICTION OF THE CIRCUIT COURT OF LASALLE COUNTY, ILLINOIS AND AGREE THAT ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS OR IN CONNECTION WITH ANY DISPUTE OR CONTROVERSY ARISING THEREFROM SHALL BE BROUGHT IN SUCH COURT AND PROPERLY VENUED THEREIN.

ADDITIONAL TERMS RELATED TO CONFESSION OF JUDGEMENT.

I hereby waive and release any and all claims or causes of action which I might have against any attorney acting under the terms of the authority which I have granted herein arising out of or in connection with the confession of any judgment hereunder.

11.                               SECURITY.  The Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name	Parties to Document

Mortgage - LOT 1 IN SHIPYARD INDUSTRIAL PARK	NOVA BIOFUELS SENECA LLC

and by the following, previously executed, security instruments or agreements:

SECURITY INTEREST IN DEPOSIT ACCOUNTS.

To secure (i) payment of the Debt and any other loans, indebtedness or obligations I may now or at any time in the future owe you and (ii) the performance of my promises and undertakings hereunder, I grant to you a security interest in all of my deposit accounts.

ADDITIONAL SECURITY INSTRUMENTS.

In addition to any other Property described in any security instruments prepared together with this Note, I agree that any Property in which I have previously given you a security interest will also secure my obligations under this Loan.

12.                               DUE ON SALE OR ENCUMBRANCE.  You may, at your option, declare the entire balance of this Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property.  This right is subject to the restrictions imposed by federal law (12 C.F.R. 591), as applicable.  Lender acknowledges that Borrower may be funding construction improvements to the property.  This construction will not trigger this clause unless liens of record are filed.

13.                               WAIVERS AND CONSENT.  To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A.                                    Additional Waivers By Borrower.  In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1)                                 You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2)                                 You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3)                                 You may release, substitute or impair any Property securing this Note.

(4)                                 You, or any institution participating in this Note, may invoke your right of set-off.

(5)                                 You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6)                                 I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

(7)                                 I agree that you may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modifications, substitutions or future advances.

B.                                    No Waiver By Lender.  Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing arid is signed by you.

14.                               COMMISSIONS.  I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

15.                               COLLATERAL PROTECTION INSURANCE NOTICE.  Unless I provide you with evidence of the insurance coverage required by my agreement with you, you may purchase insurance at my expense to protect your interests in my collateral.  This insurance may, but need not, protect my interests.  The coverage that you purchase may not pay any claim that I make or any claim that is made against me in connection with the collateral.  I may later cancel any insurance purchased by you, but only after providing you with evidence that I have obtained insurance as required by our agreement.  If you purchase insurance for the collateral, I will be responsible for the premiums for that insurance, including interest and any other charges you may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The premiums may be added to my total outstanding balance or obligation.  The premiums may be more than the premiums for insurance I may be able to obtain on my own.

16.                               APPLICABLE LAW.  This Note is governed by the laws of Illinois, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

17.                               JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS.  My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it.  You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan.  Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan.  This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

18.                               AMENDMENT, INTEGRATION AND SEVERABILITY.  This Note may not be amended or modified by oral agreement.  No amendment or modification of this Note is effective unless made in writing and executed by you and me.  This Note and the other Loan Documents are the complete and final expression of the agreement.  If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

19.                               INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

20.                               NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing.  Notice to one Borrower will be deemed to be notice to all Borrowers.  I will inform you in writing of any change in my name, address or other application information.  I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property.  Time is of the essence.

21.                               CREDIT INFORMATION.  I agree to supply you with whatever information you reasonably request.  You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

22.                               ERRORS AND OMISSIONS.  I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me.  I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

~~CONFESSION OF JUDGEMENT.  If I default, I authorize any attorney to appear in a court of record and confess judgment against me in favor of you.  The confession of judgment may be without process and for any amount for any amount due on this Note including collection costs and reasonable attorneys’ fees.  This is in addition to other remedies.~~

23.                               SIGNATURES.  By signing, I agree to the terms contained in this Note.  I also acknowledge receipt of a copy of this Note.

BORROWER:

NOVA BIOFUELS SENECA LLC

By	/s/ Dallas Neil
Dallas Neil, Manager

ACKNOWLEDGMENT.

(Business or Entity)

                       OF                                                                          OF                                                                 ss.

This instrument was acknowledged before me this                                  day of              ,             by Dallas Neil – Manager of NOVA BIOFUELS SENECA LLC a Limited Liability Company on behalf of the Limited Liability Company.

My commission expires:

(Notary Public)